EXHIBIT 10.7(a)
CINEMARK HOLDINGS, INC.
2006 LONG TERM INCENTIVE PLAN
ARTICLE I.
GENERAL
     1.1 Purposes of Plan. The purposes of the 2006 Cinemark Holdings, Inc. Long Term Incentive Plan (the “Plan”) are to (i) advance the interests of Cinemark Holdings, Inc. (the “Company”) and its stockholders by providing significant incentives to selected Employees, Directors and Consultants (as defined herein) of the Company and its Subsidiaries (as defined herein), (ii) enhance the interest of such persons in the success and progress of the Company and its Subsidiaries by providing them with an opportunity to become stockholders of the Company, (iii) enhance the ability of the Company and its Subsidiaries to attract and retain qualified management and other personnel necessary for the success and progress of the Company and its Subsidiaries. The Plan provides for Restricted Shares grants, Incentive Option grants and Nonqualified Option grants. The Plan is intended to be a “compensatory benefit plan” within the meaning of such term under Rule 701 of the Securities Act of 1933, as amended.
     1.2 Assumption of Obligations under Cinemark, Inc. 2004 Long Term Incentive Plan. The assumption and substitution of options to acquire Cinemark Holdings, Inc. stock for options to acquire common stock of Cinemark, Inc. granted under the Cinemark, Inc. 2004 Long Term Incentive Plan (collectively, the “Substituted Options”) was made in connection with the share exchange agreement, dated August 7, 2006 and consummated on October 5, 2006 among the then current stockholders of Cinemark, Inc., by which the stockholders exchanged their shares of Class A common stock of Cinemark, Inc. for an equal number of shares of Class A common stock of Company. The number of shares subject to each option, the exercise price per share, the option terms, and the vesting provisions of any Substituted Options did not change as a result of this substitution. The Substituted Options will otherwise be subject to the provisions in the present Plan as though this Plan constituted an amendment and restatement of the Cinemark, Inc. 2004 Long Term Incentive Plan. This assumption and substitution is intended not to constitute a modification of the Substituted Options for purposes of Code § 409A and shall be implemented and administered consistent with such intent.
ARTICLE II.
DEFINITIONS
     2.1 Definitions. Certain terms used herein shall have the meaning below stated.
          (a) “Administrator” means the Board or Committee designated to administer the Plan in accordance with Section 7.1.
          (b) “Affiliate” or “ Affiliates” means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and polices of such Person, whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.
          (c) “Award” means a Restricted Share, an Incentive Option or a Nonqualified Option granted under the Plan.
          (d) “Award Agreement” means an agreement between the Company and a Participant containing the terms of an Award under this Plan.
          (e) “Board” or “Board of Directors” means the Board of Directors of the Company.
          (f) “Cause” shall mean “Cause” as defined in any written Service Agreement in effect between the applicable Participant and the Company or a Subsidiary, or if such Participant is not a party to a written Service Agreement in which Cause is defined, then Cause shall mean (i) the abuse of illegal drugs, alcohol or other controlled substances or the intoxication of such Participant during working hours, (ii) the arrest for, or conviction of, a felony, (iii) the commission of fraud, embezzlement or theft by such Participant (iv) the unexcused absence by such Participant from such Participant’s regular job location for more than five consecutive days or for more than the aggregate number of days permitted to the Participant under Company vacation and sick leave policies applicable to the Participant or (v) any conduct or activity of such Participant deemed injurious to the Company in the reasonable discretion of the Company or the Board of Directors.
          (g) “Code” means the Internal Revenue Code of 1986, as amended.
          (h) “Committee” means the committee of directors appointed by the Board to administer the Plan pursuant to ARTICLE VII hereof.
          (i) “Common Stock” means (i) the authorized Class A Common Stock of the Company, par value $.001 per share, as constituted on the date the Plan becomes effective or (ii) the shares resulting from a change in the Common Stock as presently constituted which is limited to a change of all of its authorized shares with par value into the same number of shares without par value or as a change in the par value.
          (j) “Company” means Cinemark Holdings, Inc., a Delaware corporation.
          (k) “Consultant” means a consultant or advisor who is a natural person and who provides bona fide services to the Company or a Subsidiary, provided such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.
          (l) “Corporate Event” shall have the meaning ascribed to such term in Section 6.5.
          (m) “Covered Employee” means the chief executive officer and the four other highest compensated officers of the Company for whom total compensation is or would be required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.
          (n) “Date of Grant” means, provided the key terms and conditions of the Award are communicated to the Participant within a reasonable period of time following the Administrator’s action, the date on which the Administrator adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award and from which the Participant begins to benefit from or be adversely affected by subsequent changes in the Fair Market Value of the Company Common Stock or, if a subsequent date is set forth in such resolution or determined by the Administrator as the Date of Grant, then such date as is set forth in such resolution. In any situation where the terms of the Award are subject to negotiation with the Participant, the Date of Grant shall not be earlier than the date the key terms and conditions of the Award are communicated to the Participant.
          (o) “Designee” means a party designated by the Company as having the Repurchase Right described in Section 9.3 including, without limitation, the stockholders of the Company on a pro rata basis.
          (p) “Director” means a member of the Board or a member of the board of directors of a Subsidiary.
          (q) “Disability” shall mean “Disability” as defined in any written Service Agreement in effect between the applicable Participant and the Company or a Subsidiary, or if such Participant is not a party to a written Service Agreement in which Disability is defined, then “Disability” shall mean a physical or mental impairment that (a) renders Participant unable to perform the essential functions of Participant’s Service to the Company or its Subsidiaries, even with reasonable accommodation that does not impose an undue hardship on the Company or its Subsidiaries, (b) has existed for at least sixty (60) consecutive days, and (c) in the opinion of a physician selected by the Company will last for a duration of at least one hundred eight (180) consecutive days. Participant’s Disability shall be determined by the Company, in good faith, based upon information supplied by Participant and a physician selected by the Company. For purposes of determining the rules relating to an Incentive Option, the term “Disability” shall have the meaning ascribed to it under Code Section 22(e)(3). Participant shall submit to physical exams and diagnostic tests reasonably recommended by such physician.
          (r) “Employee” means an officer or other employee of the Company or a Subsidiary.
          (s) “Fair Market Value” of each share of Common Stock on the date for which Fair Market Value is to be determined will be determined using a method consistent with the definition of fair market value found in Code § 409A and any regulations promulgated thereunder and in effect as of such date, and, where possible, will be determined using a method that is a presumptively reasonable valuation method under the Code and/or the regulations. As of the date of this Agreement, such methods include:
               (i) If the Common Stock is readily tradable on an established securities market, the Fair Market Value may be determined based upon the last sale before or the first sale after the grant, the closing price on the trading day before or the trading day of the grant, or may be based upon an average selling price during a specified period that is within 30 days before or 30 days after the grant, provided that the commitment to grant the stock rights based on such valuation method must be irrevocable before the beginning of the specified period, and such valuation method must be used consistently for grants of stock rights under the same and substantially similar programs.
               (ii) If at any time the Common Stock is not listed on any securities exchange or readily tradable on a recognized securities market, the Fair Market Value shall be determined in good faith by the Administrator through the reasonable application of a reasonable valuation method based on the facts and circumstances as of the valuation date, including by an independent appraisal that meets the requirements of Code § 401(a)(28)(C) and the regulations promulgated thereunder as of a date that is no more than 12 months before the relevant transaction to which the valuation is applied (for example, the grant date of a stock option) and such determination shall be conclusive and binding on all persons.
          (t) “Immediate Family” has the meaning given to such term in Section 5.4(c).
          (u) “Incentive Option” means an Option intended to qualify as an incentive stock option under Section 422 of the Code.
          (v) “Incentive Option Agreement” has the meaning given to such term in Section 5.2.
          (w) “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.
          (x) “Nonqualified Option” means an Option that is not intended to qualify as an Incentive Option.
          (y) “Nonqualified Option Agreement” has the meaning given to such term in Section 5.3.
          (z) “Option” means an option to purchase Common Stock granted by the Administrator to a Participant pursuant to ARTICLE V hereof.
          (aa) “Option Agreement” means an Incentive Option Agreement and/or a Nonqualified Option Agreement, as applicable.
          (bb) “Option Shares” means shares of Common Stock purchased as a result of the exercise by an Option holder of an Option, as well as any securities received by the holder in respect of such Option Shares.
          (cc) “Optionholder” means a Participant to whom an Option has been granted under the Plan.

          (dd) “Outside Director” means a Director who is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulations § 1.162-27(e)(3).
          (ee) “Participant” means an Employee, Director or Consultant to whom Incentive Options, Nonqualified Options or Restricted Shares have been granted or awarded under the Plan.
          (ff) “Permitted Transferee” has the meaning given to such term in Section 5.4(c).
          (gg) “Person” means a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.
          (hh) “Plan” means the Cinemark Holdings, Inc. 2006 Long Term Incentive Plan, as set forth herein and as from time to time amended.
          (ii) “Publicly Traded” shall mean corporate stock that is listed or admitted to unlisted trading privileges on a national securities exchange or other recognized securities market.
          (jj) “Requisite Holders” means the holders of the Company’s capital stock constituting more than 50% of the Company’s voting power of all classes of Common Stock of the Company then outstanding.
          (kk) “Restricted Shares” means the shares of Common Stock that are awarded to a Participant pursuant to Section 5.5 which on the date of award are both nontransferable and subject to a substantial risk of forfeiture.
          (ll) “Restricted Period” means the period during which the Restricted Shares remain nontransferable and subject to the substantial risk of forfeiture.
          (mm) “Sale of the Company” means the “Sale of the Company” as defined in any written Service Agreement in effect between the applicable Participant and the Company or a Subsidiary, or if such Participant is not a party to a written Service Agreement in which “Sale of the Company” is defined, the “Sale of the Company” shall mean the sale of the Company to a Person or Persons, pursuant to which such Person or Persons directly or indirectly acquire (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company’s board of directors or entitling such Person or Persons to exercise more than fifty percent (50%) of the total voting power of the outstanding shares of capital stock entitled to vote of the Company or of the surviving entity (whether by merger, consolidation or sale or transfer of the Company’s capital stock) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis.
          (nn) “Service” means service provided to the Company or a Subsidiary as an Employee, Director or Consultant.

          (oo) “Service Agreement” means any written agreement between a Participant and the Company or any of its Subsidiaries regarding the provision of Service to the Company or any of its Subsidiaries by such Participant.
          (pp) “Securities Laws” means the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.
          (qq) “Stockholders Agreement” means that certain Stockholder Agreement dated April 2, 2004 among the Company, Madison Dearborn Capital Partners IV, L.P., the Mitchell Investors (as defined therein) and certain Executives (as defined therein) of the Company, as amended from time to time.
          (rr) “Subsidiary” or “Subsidiaries” means , as to any Person, any other Person (i) of which such Person or any other Subsidiary of such Person is a general partner, (ii) of which such Person, any one or more of its other subsidiaries of such Person, or such Person and any one or more of its other Subsidiaries, directly or indirectly owns or controls securities or other equity interests representing more than fifty percent (50%) of the aggregate voting power, or (iii) of which such Person, any one or more of its other Subsidiaries of such Person, or such Person and any one or more of its other Subsidiaries, possesses he right to elect more than fifty percent (50%) of the board of directors or Persons holding similar positions; provided, however, with respect to determining rules relating to Incentive Options, the term “Subsidiary” or “Subsidiaries” shall mean a subsidiary of the Company within the meaning of Section 424(f) of the Code.
ARTICLE III.
STOCKHOLDER APPROVAL; RESERVATION OF SHARES
     3.1 Stockholder Approval. The Plan shall become effective only if, within 12 months from the date the Plan is adopted by the Board, the Plan is approved by the affirmative vote of the Requisite Holders, or by written consent of such Requisite Holders, in accordance with the applicable provisions of the Certificate of Incorporation and Bylaws of the Company and applicable state law. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers, or amendments to satisfy Section 409A of the Code and the regulations thereunder regarding requirements for deferred compensation plans.
     3.2 Shares Reserved Under Plan. The aggregate number of shares of Common Stock which may be issued, whether upon the exercise of Options granted under the Plan or as Restricted Shares granted under the Plan, shall not exceed 3,074,991 shares (as such shares may be adjusted pursuant to Section 9.4 of the Plan). When the exercise price for an Option granted under this Plan is paid with previously outstanding shares of Common Stock or with shares of Common Stock as to which the Option is being exercised, as permitted in Section 5.4(f), the total number of shares of Common Stock for which Options granted under this Plan may thereafter be exercised shall be irrevocably reduced by the total number of shares for which such Option is thus exercised. Shares of Common Stock issued upon the exercise of Options granted under the Plan and Restricted Shares granted under the Plan may consist of either authorized but unissued shares or shares which have been issued and which shall have been heretofore or shall be hereafter reacquired by the Company. The total number of shares of Common Stock authorized under the Plan shall be subject to increase or decrease in order to give effect to the provisions of Section 9.4 hereof and to give effect to any amendment adopted pursuant to ARTICLE VIII. If any Option granted under the Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, the number of shares as to which such Option was not exercised shall again be available for purposes of the Plan. If any Restricted Shares granted under the Plan are terminated, cancelled or forfeited for any reason, such Restricted Shares shall again be available for purposes of the Plan. The Company shall at all times while the Plan is in effect reserve such number of shares of Common Stock, subject to this Section 3.1, as will be sufficient to satisfy the requirements of the Plan.
ARTICLE IV.
PARTICIPATION IN PLAN
     4.1 Eligibility. Awards under the Plan may be granted to any Employee, Director or Consultant of the Company or a Subsidiary. The Administrator shall determine those Employees, Directors and Consultants to whom Awards shall be granted, and, subject to Section 3.1 hereof, the number of shares of Common Stock subject to each such Award. The grant of an Award under the Plan to a Participant shall not be deemed either to entitle such Participant to, or disqualify such Participant from, participation in any other grant of Awards under the Plan.
     4.2 Participation Not Guarantee of Service. Subject to the terms of any Service Agreement with a Participant, nothing in this Plan or in any Award Agreement shall in any manner be construed to limit in any way the right of the Company or any Subsidiary to terminate a Participant’s Service at any time, without regard to the effect of such termination on any rights such Participant would otherwise have under this Plan or any Award Agreement, or to give any right to a Participant to remain employed or retained by the Company or a Subsidiary thereof in any particular position or at any particular rate of compensation.
     4.3 Effect of Plan. Neither the adoption of the Plan nor any action of the Board, the Committee or the Administrator shall be deemed to give any Employee, Director or Consultant any right to be granted an Award or any other rights, except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Administrator and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth in such Award Agreement. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, or shares of preferred stock ahead of or affecting the Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

ARTICLE V.
GRANT AND EXERCISE OF OPTIONS; GRANT OF RESTRICTED SHARES
     5.1 Grant of Options. The Administrator may from time to time in its discretion grant Options, which may be Incentive Options or Nonqualified Options, to Employees, Directors or Consultants. All Options under the Plan shall be granted within ten years from the date the Plan is adopted by the Board or the date the Plan is approved by the Requisite Holders, whichever is earlier.
     5.2 Incentive Options. The Administrator may authorize the grant of Incentive Options subject to the terms and conditions set forth herein. The grant of an Incentive Option shall be evidenced by a written agreement between the Company and the Optionholder setting forth the number of shares of Common Stock subject to the Incentive Option evidenced thereby and the terms, conditions and restrictions applicable thereto (an “Incentive Option Agreement”). The aggregate Fair Market Value of the Common Stock with respect to which Incentive Options granted under all incentive stock option plans of the Company and its Subsidiaries are exercisable for the first time by the Optionholder during any calendar year shall not exceed $100,000 or such other threshold in accordance with applicable law. Incentive Options may only be granted to Employees.
     5.3 Nonqualified Options. The Administrator may authorize the grant of Nonqualified Options subject to the terms and conditions set forth herein. The grant of a Nonqualified Option shall be evidenced by a written agreement between the Company and the Optionholder setting forth the number of shares of Common Stock subject to the Nonqualified Option evidenced thereby and the terms, conditions and restrictions applicable thereto (a “Nonqualified Option Agreement”).
     5.4 Option Terms. Options granted under the Plan shall be subject to the following requirements:
          (a) Option Price. The exercise price of each Incentive Option granted under the Plan shall not be less than the greater of (i) the aggregate par value of the underlying shares of Common Stock and (ii) 100% of the Fair Market Value of the underlying shares of Common Stock on the date the Option is granted. The exercise price of any Nonqualified Options granted under the Plan shall not be less than the Fair Market Value of the underlying shares of Common Stock on the Date of Grant. The exercise price of an Option may be subject to adjustment pursuant to Section 9.4 hereof.
          (b) Term of Option. The term during which an Option is exercisable shall be that period determined by the Administrator as set forth in the applicable Option Agreement, provided that no Option shall have a term that exceeds a period of ten years from the date of its grant. Notwithstanding anything herein to the contrary, no portion of an Option may be exercised after the end of the term of such Option.
          (c) Nontransferability of Options. Any Option granted under the Plan shall not be transferable by the Optionholder other than by will or the laws of descent and distribution, and each such Option shall be exercisable during the Optionholder’s lifetime only by him or her.

No transfer of an Option by an Optionholder by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Administrator may determine necessary to establish the validity of the transfer. Notwithstanding the foregoing, the Administrator, in its sole discretion, may permit the transfer of a Nonqualified Option as follows: (i) by gift to a member of the Optionholder’s immediate family or (ii) by transfer by instrument to a trust providing that the Option is to be passed to beneficiaries upon death of the trustor (the recipient of the Nonqualified Option under either or both of (i) or (ii) immediately above is referred to herein as a “Permitted Transferee”). For purposes of this Section 5.4(c) “immediate family” shall mean the Optionholder’s spouse (but shall not include a former spouse), child, stepchild, grandchild, child-in-law, parent, stepparent, grandparent, parent-in-law, sibling, and sibling-in-law and shall include adoptive relationships. A transfer of a Nonqualified Option permitted under this Section 5.4(c) may be made only upon written notice to and approval thereof by the Administrator. A Permitted Transferee may not further assign, sell or transfer the transferred Option, in whole or in part, other than by will or by operation of the laws of descent and distribution provided that the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Administrator may determine necessary to establish the validity of the transfer. In addition, following the transfer, the Nonqualified Option shall continue to be subject to the terms of this Plan and the Option Agreement evidencing the Nonqualified Option; provided, however, that where appropriate, the term “Optionholder” shall be deemed to apply to the Permitted Transferee. Upon the termination of Service of the Optionholder, the provisions of this Plan or the Option Agreement pursuant to which the Option was granted will apply to the Permitted Transferee as if such Permitted Transferee was substituted for the Optionholder in such provisions.
          (d) Time and Amount Exercisable. Each Option shall be exercisable in accordance with the provisions of the Option Agreement pursuant to which it is granted in whole or in part, from time to time, subject to any limitations with respect to the number of shares of Common Stock for which the Option may be exercised at a particular time and to such other conditions as the Administrator, in its discretion, may specify in the applicable Option Agreement. Any portion of an Option which has become exercisable shall remain exercisable until it is exercised in full or it terminates or expires pursuant to the terms of the Plan or the applicable Option Agreement. The Administrator may provide that an Option may be immediately exercisable and provide that upon exercise of the Option, the Optionholder shall receive Restricted Shares subject to any remaining vesting restrictions on such Option.
          (e) Terms of Incentive Options Granted to Ten Percent Stockholders. Notwithstanding the foregoing, no Incentive Option shall be granted to any Employee who owns, directly or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, unless at the time the Incentive Option is granted, the exercise price of the Incentive Option is at least 110% of the Fair Market Value of the Common Stock subject to such Incentive Option and such Incentive Option, by its terms, is not exercisable after the expiration of five years from the date such Incentive Option is granted. For the purpose of clarification the limitations contained in this Section 5.4(e) shall not apply to the grant of Nonqualified Options.

          (f) Payment of Exercise Price and Delivery of Shares. The entire exercise price of shares of Common Stock purchased upon exercise of Options shall, at the time of purchase, be paid for in full (the “Exercise Price”). To the extent that the right to purchase shares has become exercisable in accordance with the terms of the Plan and the applicable Option Agreement, Options may be exercised from time to time by written notice to the Administrator, stating the full number of shares with respect to which the Option is being exercised and the proposed time of delivery thereof (which shall be at least five (5) days after the giving of such notice, unless an earlier date shall have been mutually agreed upon by the Optionholder (or other person entitled to exercise the Option) and the Administrator), accompanied by payment to the Company of the Exercise Price in full . Such payment shall be effected (i) by certified or official bank check, (ii) if so permitted by the Administrator, by the delivery of a number of shares of Common Stock owned by the Participant for at least six months (or such other period as may be established from time to time by the Administrator or required by generally accepted accounting principles) (the “Requisite Holding Period”) duly endorsed for transfer to the Company (plus cash if necessary) having a Fair Market Value equal to the amount of such Exercise Price (iii) if so permitted by the Administrator, by payment with financial assistance from the Company in accordance with the provisions of Section 7.4 hereof or (iv) in the case of an Option, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or readily tradable on a recognized securities market or any similar system whereby the stock is regularly quoted by a recognized securities dealer), by a copy of instructions to a broker directing such broker to sell the Common Stock for which such Option is exercised, and to remit to the Company the aggregate Exercise Price of such Options (a “Cashless Exercise”) ; provided, however, a Cashless Exercise by a Director or executive officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company or a Subsidiary in violation of Section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Securities Exchange Act of 1934, 15 U.S.C. § 78m(k)) shall be prohibited. In addition to payment of the Exercise Price, the Optionholder shall be required to include payment of the amount of all federal, state, local or other income, excise or employment taxes subject to withholding (if any) by the Company or a Subsidiary as a result of the exercise of an Option. The Optionholder may pay all or a portion of the tax withholding by cash or check payable to the Company, or, at the discretion of the Administrator, upon such terms as the Administrator shall approve, by (i) certified or official bank check (ii) Cashless Exercise, if the Stock is publicly traded and the cashless exercise does not violate Section 402(a) of the Sarbanes-Oxley Act; (iii) tendering Common Stock owned by the Optionholder meeting the Requisite Holding Period, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the withholding due for the number of shares being exercised or purchased; (iv) in the case of an Option, by paying all or a portion of the tax withholding for the number of shares being purchased by withholding shares from any transfer or payment to the Optionholder (“Stock Withholding”); or (v) a combination of one or more of the foregoing payment methods. Any shares issued pursuant to the exercise of an Option and transferred by the Optionholder to the Company for the purpose of satisfying any withholding obligation shall not again be available for issuance under the Plan. The Administrator will, as soon as reasonably possible, notify the Optionholder (or such Optionholder’s representative) of the amount of employment tax and other withholding tax that must be paid under federal, state and local law due to the exercise of the Option. At the time of delivery, the Company shall, without transfer or issue tax to the

Optionholder (or other person entitled to exercise the Option), deliver to the Optionholder (or to such other person) at the principal office of the Company, or such other place as shall be mutually agreed upon, a certificate or certificates for the Option Shares after the Exercise Price and all federal, state, local or other income, excise or employment taxes subject to withholding have been paid; provided, however, that the time of delivery may be postponed by the Administrator for such period as may be required for it with reasonable diligence to comply with any requirements of law.
          (g) Rights of Optionholder in Common Stock. Neither any Optionholder nor the legal representatives, heirs, legatees, distributees or Permitted Transferees of any Optionholder shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Option Shares unless and until such shares of Common Stock are issued to such Person and such Person has received a certificate or certificates therefor. Upon the issuance and receipt of such certificate or certificates, such Option holder shall have absolute ownership of the shares of Common Stock evidenced thereby, including the right to vote such shares, to the same extent as any other owner of shares of Common Stock, and to receive dividends thereon, subject, however, to the terms, conditions and restrictions of the Plan, the Stockholders Agreement, and any other undertakings of such holder of Common Stock.
     5.5 Restricted Shares.
          (a) General. The Administrator, in its sole discretion, may from time to time authorize the grant of Restricted Shares to Employees, Directors or Consultants. The Administrator may determine the basis on which the restrictions imposed on the Restricted Shares may lapse. A certificate or certificates representing the number of Restricted Shares granted shall be registered in the name of the Participant. Until the expiration of the Restriction Period or the lapse of restrictions in the manner provided in Section 5.5(c) or ARTICLE VI, the certificate or certificates shall be held by the Company for the account of the Participant, and the Participant shall have beneficial ownership of the Restricted Shares, subject to the provisions of paragraph 5.5(b).
          (b) Restrictions. Until the expiration of the Restriction Period or the lapse of restrictions in the manner provided in paragraph 5.5(c) or ARTICLE VI, Restricted Shares shall be subject to the following restrictions and any additional restrictions that the Administrator, in its sole discretion, may from time to time deem desirable in furtherance of the objectives of the Plan:
               (i) The Participant shall not be entitled to receive the certificate or certificates representing the Restricted Shares;
               (ii) The Restricted Shares may not be sold, transferred, assigned, pledged, conveyed, hypothecated, or otherwise disposed of;
               (iii) The Restricted Shares will be forfeited immediately upon termination of Participant’s employment with the Company or one of its Subsidiaries, unless otherwise expressly provided herein or in the Award Agreement pursuant to such Restricted Shares were granted; and

               (iv) The holder of Restricted Shares shall not be entitled to receive dividends thereon or to vote such Restricted Shares.
          (c) Waiver of Restrictions. The Administrator, in its sole discretion, may waive any or all restrictions with respect to Restricted Shares.
          (d) Distribution of Restricted Shares. If a Participant to whom Restricted Shares have been granted continues to provide Services to the Company or a Subsidiary during the Restriction Period set forth in the Award Agreement, and all other applicable provisions of this Plan have been complied with, then upon the expiration of the Restriction Period all restrictions applicable to the Restricted Shares shall lapse, and the certificate or certificates representing the shares of Common Stock that were granted to the Participant in the form of Restricted Shares shall be delivered to the Participant.
          (e) Agreement. An award of Restricted Shares hereunder shall be evidenced by an Award Agreement containing such terms and provisions as are approved by the Administrator, but not inconsistent with the Plan. The Company shall execute such Award Agreements upon instructions from the Administrator.
          (f) Section 83(b) Election. Within thirty days after date a Participant is awarded Restricted Shares hereunder, the Participant may file a Code Section 83(b) election with the Internal Revenue Service with respect to all or a portion of the Restricted Shares. The Code Section 83(b) election, if any, shall be filed in compliance with the Treasury regulations promulgated pursuant to Code Section 83(b) of the Code.
ARTICLE VI.
TERMINATION OF SERVICE; SALE OF THE COMPANY;
CORPORATE EVENT; DISSOLUTION OR LIQUIDATION
     6.1 Termination of Service for Cause. In the event that a Participant’s Service with the Company or a Subsidiary shall terminate for Cause, immediately upon such termination of Service all Options granted to the Participant pursuant to this Plan shall terminate and the Company shall repurchase such Restricted Shares at the cost paid by the Participant and the Company shall cancel such Restricted Shares, and such Options and Restricted Shares shall be of no further force or effect.
     6.2 Death or Disability.
          (a) In the event that a Participant’s Service to the Company or a Subsidiary is terminated because of Participant’s death or Disability, the Participant or his estate or legal representative, as applicable, shall have the right to:
               (i) exercise any Options granted hereunder at any time within one year after the date of termination of the Participant’s Service due to death or six months after the date of termination of the Participant’s Service due to Disability unless a longer period is otherwise required by the Code (but in no event later than the date on which the Option otherwise would have expired by its terms) only to the extent the Participant was entitled to exercise his Option immediately prior to such date of termination; provided that, in addition to the Options held by such Participant that have already vested as of such date of termination, the lesser of (A) an additional twenty percent (20%) of the number of shares of Common Stock covered by the Option and (B) the remaining amount of unvested shares of Common Stock covered by the Option shall become vested and exercisable on the date of termination due to death or Disability; and
               (ii) receive certificates for (x) all Restricted Shares on which the restrictions have lapsed in accordance with the Plan and the applicable Award Agreement and for which certificates have not previously been delivered by the Company as of the date of termination, and (y) the lesser of (A) an additional twenty percent (20%) of the number of Restricted Shares covered by the applicable Award Agreement measured as of the date of termination and (B) the remaining Restricted Shares covered by the applicable Award Agreement on which the restrictions have not lapsed as of the date of termination. The Company shall as promptly as practical deliver the certificates required to be delivered under this Section 6.2(a)(ii) to the Participant, his estate, or legal representative, as applicable.
          (b) If a Participant dies during the three-month period after the termination of his Service to the Company or a Subsidiary and at the time of his death the Participant was entitled to exercise an Option theretofore granted to him, the Option shall, unless the applicable Option Agreement provides otherwise, expire one year after the date on which his position as an Employee, Director or Consultant of the Company or a Subsidiary terminated, but in no event later than the date on which the Option would have expired if the Participant had lived. Until the expiration of such period the Option may be exercised by the Participant’s executor or administrator or by any person or persons who shall have acquired the Option directly from the Participant by will or in accordance with the laws of descent and distribution, upon delivery of written notice thereof, a copy of the will, or such other evidence as the Administrator may determine necessary to establish the validity of the Transfer, but only to the extent that the Participant was entitled to exercise the Option at the date of his death and, to the extent the Option is not so exercised, it shall expire at the end of such period.
     6.3 Other Terminations. In the event that a Participant’s Service to the Company or a Subsidiary terminates other than for Cause or due to a Participant’s death or Disability pursuant to Sections 6.1 or 6.2 above, as applicable, the Participant shall have the right to (i) exercise any unexercised Options at any time within three months after such termination to the extent such Participant was entitled to exercise the same immediately prior to such termination and (ii) receive certificates for all Restricted Shares on which the restrictions have lapsed in accordance with this Plan and the applicable Award Agreement and for which certificates have not previously been delivered by the Company as of the date of termination. To the extent that restrictions on any Restricted Shares have not lapsed as of such termination date, the Company shall purchase any such Restricted Shares on which the restrictions have not lapsed at the cost paid by the Participant and the Company shall cancel such Restricted Shares as of such date and such Restricted Shares shall be of no further force or effect. To the extent that any Option is not exercised in accordance with this Section 6.3, such Option shall expire at the end of the three-month period beginning on the termination date.

     6.4 Sale of the Company. With respect to Options, upon a Sale of the Company, all outstanding Options shall become fully vested and exercisable without regard to the limitations on exerciseability contained in Section 5.4 or the applicable Option Agreement immediately prior to such transaction. With respect to Restricted Shares, upon a Sale of the Company, all restrictions shall lapse automatically and the Administrator shall deliver certificates representing such Restricted Shares to the Participant as promptly as practical prior to the consummation of such Sale of the Company. Upon the Sale of the Company, the Committee shall (i) cancel any or all outstanding Options under the Plan in consideration for payment to the Participants thereof of an amount equal to the portion of the consideration that would have been payable to such Participants pursuant to such transaction giving effect to the accelerated vesting and as if such Options had been fully vested immediately prior to such transaction, less the aggregate exercise price that would have been payable therefore and any required withholding tax and (ii) cause all Restricted Shares to be purchased for an equivalent consideration payable in such transaction. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or publicly tradable securities in the Committee’s discretion.
     6.5 Corporate Event. In the event of any corporate separation or division, including, but not limited to, a split-up, a split-off or a spin-off of the assets of the Company; a merger, consolidation or exchange in which the Company is not the surviving entity; or a reverse merger or other exchange in which the Company is the surviving entity, but the shares of Company Common Stock outstanding immediately preceding the merger are converted by virtue of the merger or exchange into other property, whether in the form of securities, cash or otherwise that does not constitute a Sale of the Company (collectively, a “Corporate Event”), then, the Company, to the extent permitted by applicable law, but otherwise in its sole discretion may provide for: (i) the continuation of outstanding Awards by the Company (if the Company is the surviving entity); (ii) the assumption of the Plan and such outstanding Awards by the surviving entity or its parent; or (iii) the substitution by the surviving entity or its parent of Awards with substantially the same terms for such outstanding Awards.
     6.6 Dissolution or Liquidation of the Company. In the event of the proposed dissolution or liquidation of the Company that does not constitute a Sale of the Company, outstanding Awards granted hereunder shall terminate as of a date to be fixed by the Administrator; provided that not less than fifteen days’ prior written notice of the date so fixed shall be given to each Participant, and each Participant shall have the right, (i) to exercise his or her Options to the extent they are vested and exercisable and purchase or receive the full number of shares of Common Stock not previously exercised under such Options as applicable, if (and only if) such Options have not at the time expired or been terminated and (ii) to receive certificates for all of Participant’s Restricted Shares on which all restrictions have lapsed in accordance with the Plan and the applicable Award Agreement and for which certificates have not already been delivered prior to such termination date. Failing such exercise, any unexercised portion of all Options granted hereunder and all Restricted Shares on which restrictions have not lapsed as of the termination date shall be forfeited and deemed cancelled as of the effective date of such liquidation or dissolution. The Company shall deliver the certificates required to be delivered by clause (ii) of the immediately preceding sentence no later than 3 days prior to the termination date.

     6.7 Subject to Repurchase. All shares of Common Stock purchased by an Optionholder or his or her Permitted Transferee and all Restricted Shares granted hereunder shall be subject to repurchase pursuant to Section 9.3 of this Plan.
     6.8 Alternative Provisions. The provisions of this ARTICLE VI shall apply to all Options granted under the Plan except to the extent expressly provided otherwise in any Option Agreement.
ARTICLE VII.
ADMINISTRATION OF PLAN
     7.1 Administration. The Plan shall be administered by the Board of Directors or a Committee of the Board of Directors in accordance with the terms of this ARTICLE VII (the “Administrator”). Any such committee appointed by the Board, or the Board itself during such periods as no such properly constituted and appointed committee exists, is herein referred to as the “Committee.” If the Common Stock of the Company is Publicly Traded, the Committee shall consist of not less than two Directors appointed to the Committee by the Board, each of whom shall be members of the Board and each of whom shall qualify as (i) Non-Employee Directors (within the meaning of Item 404 of Regulation S-K of the Securities Act of 1933, as amended) and (ii) Outside Directors within the meaning of Treas. Reg. §1.162-27(e)(3) as may be appointed by the Board of the Company, all of whom are members of the Board. However, the Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 and/or Section 162(m) of the Code. If the Board intends to satisfy such exemption requirements, with respect to Awards to any Covered Employee and with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors who are also Outside Directors. Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Awards to eligible persons who are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (ii) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an option is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors who are also Outside Directors. A majority of the Committee shall constitute a quorum thereof and the actions of a majority of the Committee approved at a meeting at which a quorum is present, or actions unanimously approved in writing by all members of the Committee, shall be the actions of the Committee. Vacancies occurring on the Committee shall be filled by the Board. The Board shall have full and final authority (i) to interpret the Plan and each of the Option Agreements and other Award Agreements evidencing Restricted Shares, (ii) to prescribe, amend and rescind rules and regulations, if any, relating to the Plan, (iii) to make all determinations necessary or advisable for the administration of the Plan, (iv) to correct any defect, supply any omission and reconcile any inconsistency in the Plan and any Option Agreements or other Award Agreements evidencing

Restricted Shares and (v) to amend any outstanding Option Agreements and other Award Agreements evidencing Restricted Shares (collectively “Rights”) for the purpose of modifying the time or manner of vesting, the Purchase Price or Exercise Price, as the case may be, subject to applicable legal restrictions; provided, however, that if any such amendment impairs a Participant’s Rights or increases a Participant’s obligations under such Participant’s Right, such amendment shall also be subject to the Participant’s consent. For the purposes of clarity, a purchase of a Participant’s Rights in accordance with this Plan or the applicable Award in which the Participant receives consideration for such Right shall in no event be deemed an impairment of the Participant’s Rights that requires consent from such Participant. The determination by the Board in all matters referred to herein shall be conclusive and binding for all purposes and upon all persons, including, without limitation, the Company, the stockholders of the Company, the Administrator, and each of the members thereof, and the Optionholders and the Participants and their respective successors in interest. The Board may delegate such authority to the Committee (if the Board is not the Administrator) with respect to this Plan as it deems to be in the Company’s best interests in its sole discretion, pursuant to a resolution of the Board granting such authority. However, the Board will retain ultimate authority in all matters related to this Plan or any Awards granted hereunder.
     7.2 Liability. No member of the Board or any Committee shall be liable for anything done or omitted to be done by him or by any other member of the Board or any Committee in connection with the Plan, except for his own willful misconduct or gross negligence (unless the Company’s Certificate of Incorporation or Bylaws, or any indemnification agreement between the Company and such person, in each case in accordance with applicable law, provides otherwise). The Board and any Committee shall have power to engage outside consultants, auditors or other professional help to assist in the fulfillment of the duties of the Board or any Committee under the Plan at the Company’s expense.
     7.3 Determinations. In making its determinations concerning the Participants who shall receive Options and awards of Restricted Shares, as well as the number of shares of Common Stock to be covered thereby and the time or times at which they shall be granted, the Administrator shall take into account the nature of the Service rendered by such Participants, their past, present and potential contribution to the Company’s success and such factors as the Administrator may deem relevant. The Administrator shall determine the form of Award Agreements evidencing Awards under the Plan and the terms and conditions to be included therein; provided such terms and conditions are not inconsistent with the terms of the Plan, the Company’s Certificate of Incorporation or Bylaws. The Administrator may waive any provisions of any Award Agreement, provided such waiver is not inconsistent with the terms of the Plan, the Company’s Certificate of Incorporation or Bylaws. The determinations of the Administrator under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options or Restricted Shares under the Plan, whether or not such persons are similarly situated. All powers exercised by the Administrator hereunder shall be subject to the ultimate authority of the Board.
     7.4 Financial Assistance. Subject to any prohibitions, restrictions or other requirements contained in the Securities Laws and any other applicable law, and prior to the Company becoming a registrant or an issuer under the Securities Laws, the Company is vested with authority under this Plan to assist any Participant to whom an Option is granted hereunder in the payment of the Exercise Price payable on exercise of that Option by lending the amount of such Exercise Price to such Participant pursuant to a full recourse promissory note on such terms and at such rates of interest and upon such security (or unsecured) as shall have been authorized by or under authority of the Administrator. Notwithstanding the foregoing, in the event there is a stated par value of the Common Stock and applicable law requires, the par value of the Common Stock, if newly issued, shall be paid in cash or cash equivalents. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Unless the Board determines otherwise, shares of Common Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Board, in its discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction. Notwithstanding the foregoing, all financial assistance provided by the Company to a Participant pursuant to this Section 7.4 shall be repaid in full no later than immediately prior to the Company becoming a registrant or an issuer under the Securities Laws.
     7.5 Withholding. The Administrator may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company or its Subsidiaries to withhold Federal, state or local income tax or other employment taxes with respect to any Awards granted, exercised or surrendered under the Plan.
ARTICLE VIII.
AMENDMENT AND TERMINATION OF PLAN
     8.1 Amendment of Plan. The Plan may be amended at any time and from time to time by the Board, but no amendment which (i) increases the aggregate number of shares of Common Stock which may be issued pursuant to Awards granted under the Plan or (ii) changes the class of individuals eligible to be granted Awards, shall be effective unless and until the same is approved by the Requisite Holders or the written consent of such Requisite Holders. Notwithstanding the foregoing and subject to the provisions of Section 8.4, no amendment to the Plan that has a material, adverse affect on a Participant with regard to outstanding Awards shall be effective, without the consent of such Participant.
     8.2 Other Award Provisions. Options and Restricted Share awards granted under this Plan shall contain such other terms and provisions which are not inconsistent with this Plan, the Stockholders Agreement or other undertakings of the Participant in his/her capacity as such or as a holder of Common Stock or Restricted Shares, as the Board or Committee may authorize, including but not limited to (a) vesting schedules governing the exercisability of such Options and Restricted Shares, (b) provisions for acceleration of such vesting schedules in certain events, (c) arrangements whereby the Company may fulfill any tax withholding obligations it may have in connection with the exercise of such Options and Restricted Shares, (d) provisions imposing restrictions upon the transferability of Common Stock acquired on exercise of such Options or Restricted Shares, whether required by this Plan, Securities Laws or imposed for other reasons, and (e) provisions regarding the termination or survival of any such Options or Restricted

Shares, upon the Participant’s death, Disability, retirement or other termination of Service and the extent, if any, to which any such Options may be exercised or the restrictions on any Restricted Shares may be caused to lapse after such event. Incentive Options shall contain the terms and provisions required of them under the Code.
     8.3 Termination. The Board may, at any time, terminate the Plan as of any date specified in a resolution adopted by the Board. If not earlier terminated, the Plan shall terminate on September 29, 2014. No Options or Restricted Shares may be granted or awarded after the Plan has terminated, but the Administrator shall continue to supervise the administration of Options or Restricted Shares previously granted or awarded.
     8.4 Tax Status of Options. To the extent applicable, the Plan is intended to permit the issuance of Incentive Options to Employees in accordance with the provisions of Section 422 of the Code. Subject to the provision of Sections 7.4 and 8.1 of the Plan, the Plan and Option Agreements may be modified or amended at any time, both prospectively and retroactively, and in a manner that may affect Options previously granted, if such amendment or modification is necessary for the Plan and Options granted hereunder to qualify under said provision of the Code. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Participants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith. For the avoidance of doubt, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code. The Option Agreement shall specify whether the Option is an Incentive Option or Nonqualified Option. To the extent that any portion of the Options granted under the Plan does not meet the requirements of Section 422 of the Code or the Option is not specified as an Incentive Option in the Option Agreement, such Options or portion thereof shall be deemed to be Nonqualified Options. Nothing in the Plan shall be deemed to prohibit the issuance of Nonqualified Options to Employees, Directors and Consultants under the Plan.
ARTICLE IX.
MISCELLANEOUS PROVISIONS
     9.1 Restrictions Upon Grant of Awards. If the listing upon any stock exchange or the registration or qualification under any federal or state law of any shares of Common Stock to be issued pursuant to an Award granted under the Plan (whether to permit the grant of Awards, the issuance of shares of Common Stock to any Permitted Transferee or the resale or other disposition of any such shares of Common Stock by or on behalf of the Participants receiving such shares) should be or become required or desirable for the Company, the Board in its sole discretion may determine that delivery of the certificates for such shares of Common Stock shall not be made until such listing, registration or qualification shall have been completed. The Company agrees that it will use its reasonable efforts to effect any such listing, registration or qualification; provided, however, that the Company shall not be required to use its reasonable efforts to effect such registration under the Securities Act of 1933 other than on Form S-8 or such other forms as may be in effect from time to time calling for information comparable to that presently required to be furnished under Form S-8. The previous sentence does not grant a Participant registration rights with respect to Common Stock. In no event shall the Company be required to register shares of Common Stock for issuance to a Permitted Transferee and any requested exercise of Options by a Permitted Transferee shall be subject to any applicable prior registration of the shares of Common Stock issuable upon such exercise. Any Award granted to a Participant who is a resident of California shall comply with the additional requirements specified in Addendum A attached hereto and forming part of this Plan.
     9.2 Restrictions Upon Resale of Unregistered Stock. Each Participant shall, if the Company deems it advisable, represent and agree in writing (i) that any shares of Common Stock acquired by such Participant pursuant to this Plan will not be sold except pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an exemption from registration under said Act, (ii) that such Participant is acquiring such shares of Common Stock for his or her own account and not with a view to the distribution thereof and (iii) to such other customary matters as the Company may request. In such case, no shares of Common Stock shall be issued to such Participant unless such Participant provides such representations and agreements and the Company is reasonably satisfied that such representations and agreements are correct.
     9.3 Repurchase by the Company and/or its Designee; Restriction on Transfer; Right of First Refusal.
          (a) At any time before the Common Stock becomes Publicly Traded, the Company and its Designee shall have the right (the “Repurchase Right”), to repurchase any shares of Common Stock that were acquired pursuant to the exercise of an Option under this Plan (“Option Shares”) or any Restricted Shares (or securities into which such Option Shares or Restricted Shares have been converted) at the Repurchase Price (as hereinafter defined) upon termination of a Participant’s Service with the Company or its Subsidiaries. To the extent that a Participant holds exercisable Options at the time of such termination of Service, the Company or its Designee, as applicable, may elect to purchase such exercisable Options in the same manner as the Option Shares at a price equal to the Repurchase Price less the Exercise Price of such exercisable Options. Notwithstanding the foregoing, the Company’s and its Designee’s right to repurchase shares of Option Shares and the vested portion of Restricted Shares under this Section 9.3 shall lapse in the event the Company’s Common Stock becomes Publicly Traded.
          (b) The Repurchase Price (A) to be paid by the Company or a Designee which is a Subsidiary shall be defined as (i) if the Participant’s Service is terminated for Cause, the price paid by the Participant for the Option Shares or Restricted Shares, if any, or (ii) if the Participant’s Service is terminated for any reason other than Cause, the Fair Market Value of the Common Stock underlying the Option Shares or (iii) if the Participant’s Service is terminated for any reason other than Cause, the Fair Market Value of the portion of Restricted Shares for which the restrictions have lapsed at the time of exercise of the Repurchase Right and the price paid by the Participant for the portion of the Restricted Shares for which the restrictions have not lapsed at the time of the exercise of the Repurchase Right or (B) to be paid by a Designee which is not a

Subsidiary shall be defined as the Fair Market Value of the Common Stock underlying the Option Shares or the Restricted Stock as applicable if the Participants Service is terminated for any reason.
          (c) To the extent that the Company or its Designee has the right to repurchase Option Shares or Restricted Shares, the Company or its Designee may exercise such right by delivery of written notice to the Participant (or such other holder of Option Shares or Restricted Shares) stating the full number of Option Shares or Restricted Shares that the Company or its Designee has elected to repurchase, the Repurchase Price per Option Share or Restricted Share, and the time of repurchase (which time shall not be earlier than 5 days from the date of notice). The Repurchase Right may be exercised until the later of (i) fifteen (15) days after the expiration of the Option, (ii) two hundred (200) days after (A) the latest purchase of Option Shares by the Participant or (B) the latest receipt by Participant of certificates representing Restricted Shares on which the restrictions have lapsed and for which certificates have not been delivered by the Company and (iii) sixty (60) days after the date of Participant’s termination of Service to the Company or a Subsidiary. At the time of repurchase, the Participant shall deliver the certificate or certificates representing his Option Shares or Restricted Shares to the Company or its Designee, as applicable, at its offices and shall execute any stock powers or other instruments as may be necessary to transfer full ownership of the Option Shares or Restricted Shares to the Company or its Designee. At the time of repurchase, the Company or its Designee shall issue their own check within ten (10) days to the Participant in an amount equal to the aggregate Repurchase Price for the Option Shares or Restricted Shares for which the Company or its Designee has exercised its right to repurchase, less any amounts required to be withheld under applicable laws. In the event of Participant’s death or Disability, the Company’s or its Designee’s right to purchase and the manner of purchase shall apply with regard to the Participant’s estate, beneficiary, administrator or personal representative.
          (d) If the Company’s Common Stock is not Publicly Traded, then during the period a Participant is employed by the Company or a Subsidiary, and for six months after such Participant’s Service to the Company or a Subsidiary is terminated, such Participant shall not, except as provided in this Plan with respect to a Sale of the Company or a Corporate Event, transfer, pledge, mortgage or otherwise encumber or make any disposition of Option Shares or Restricted Shares whatsoever, whether voluntary or involuntary without the Company’s prior written consent (collectively, a “Disposition”), other than to the Company or a Designee. Any purported or attempted Disposition of shares of Common Stock made in violation of this Section 9.3(d) shall be void and of no force and effect.
          (e) If (i) the Company or a Designee does not exercise its Repurchase Right as described in this Section 9.3, (ii) the Participant is not otherwise prohibited from making a Disposition of shares of Common Stock pursuant to this Plan and (iii) the Company’s Common Stock is not publicly traded, then if a Participant receives a written offer from any bona fide third party purchaser(s) to acquire some or all of the Option Shares of the Participant, other than Option Shares subject to the Stockholders Agreement (the “Offered Shares”), and the Participant intends to accept such offer, the Participant shall first make an irrevocable offer (the “Offer”) to sell the Offered Shares to the Company. The Offer shall be written and either actually delivered or sent by certified or registered mail, return receipt requested, to the Company and shall identify the Offered Shares, the name and address of the prospective purchaser and the terms of the Offer by said prospective purchaser to purchase the Offered Shares. The date of the Offer shall be the date on which a notice containing the Offer has been actually delivered or sent to the Company. The Company or a Designee shall have the irrevocable right and option (the “Right of First Refusal”), for 60 days following the date such notice has been actually delivered or sent, to purchase the Offered Shares at the price stipulated in the Offer and, in the sole discretion of the Company or the Designee, either for cash or on the same credit terms as those contained in the Offer. If the stated price set forth in the Offer includes any property other than cash, such stated price shall be deemed to be the amount of any cash included in the stated price plus the value, as determined by the Company, of such other property included in such price. The Company or the Designee shall exercise its Right of First Refusal to purchase the Offered Shares hereunder by actual delivery to the Participant of a written notice of intent to purchase such Offered Shares or by sending such notice by certified or registered mail, return receipt requested, properly stamped and addressed to the address of the Participant. The sale and purchase shall be closed at the offices of the Company or the Designee or its counsel on such date within 30 days thereafter as the Company or the Designee shall determine. Upon the exercise of the Right of First Refusal, the Company or the Designee shall be obligated at the closing to make payment as provided above and the Participant shall be obligated at the closing to duly endorse and deliver to the Company or the Designee the certificate(s) evidencing the Offered Shares. Certificates representing the Offered Shares purchased shall be delivered by the Participant at the closing against payment. Each such certificate shall be endorsed in blank or have attached a duly executed stock power, in each case in proper form for transfer. By delivering the certificates at the closing, the Participant shall be deemed to represent (and so shall certify if requested by the Company or the Designee) that the sale of the Common Stock has been duly authorized, the certificates evidencing the Common Stock have been duly and validly endorsed and delivered for transfer to the purchaser and that the Company will receive good title to such shares, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders’ agreements, voting trusts, and preemptive rights.
     9.4 Adjustments. The number of shares of Common Stock authorized for issuance under the Plan, as well as the price to be paid and the number of shares issued upon exercise of outstanding Options, shall be adjusted by the Company to reflect any stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, dissolution or liquidation of the Company, any corporate separation or division (including, but not limited to, a split-up, a split-off or a spin-off), a merger, consolidation or exchange, a reverse merger or similar transaction which does not constitute a Sale of the Company. All adjustments permitted by this Plan shall be made by the Administrator in a manner that is intended to provide an appropriate adjustment that neither increases or decreases the value of such Award as in effect immediately prior to such corporate change, and the Administrator’s determination as to what adjustments shall be made and the extent thereof shall be final, binding and conclusive for all purposes of the Plan and of each Option Agreement or other Award Agreement; provided, however, that each Incentive Option granted pursuant to the Plan shall not be adjusted in a manner that causes such Incentive Option to fail to continue to qualify as an Incentive Option without the prior consent of the Optionholder thereof.
     9.5 Use of Proceeds. The proceeds from the sale of Common Stock pursuant to Options and Restricted Shares granted under the Plan shall constitute general funds of the Company and may be used for such corporate purposes as the Company may determine.

     9.6 Substitution of Options.
          (a) The Administrator may, without the consent of the holder of any Option granted under the Plan, cancel such Option and grant a new Option in substitution therefor, provided that the new Option as so substituted shall satisfy all of the requirements of the Plan as of the date such new Option is granted.
          (b) Options may be granted under the Plan in substitution for options held by individuals who are employees, directors or consultants of another corporation and who become Employees, Directors or Consultants of the Company or any Subsidiary of the Company eligible to receive Options pursuant to the Plan as a result of a merger, consolidation, exchange, reorganization or similar event described in ARTICLE VI. The terms and conditions of any Options so granted may vary from those set forth in the Plan to the extent deemed appropriate by the Administrator in order to conform the provisions of Options granted pursuant to the Plan to the provisions of the options in substitution for which they are granted.
     9.7 Restrictive Legends.
          (a) Certificates representing shares of Common Stock delivered pursuant to the exercise of Options and certificates representing Restricted Shares shall bear an appropriate legend referring to the terms, conditions and restrictions described in this Plan. Any attempt to dispose of any such shares of Common Stock or Restricted Shares in contravention of the terms, conditions and restrictions described in the Plan shall be ineffective, null and void, and the Company shall not effect any such transfer on its books.
          (b) Any shares of Common Stock of the Company received by an Optionholder (or his or her heirs, legatees, distributees or legal representative) or any Restricted Shares received as a stock dividend on, or as a result of a stock split, combination, exchange of shares, reorganization, merger, consolidation or otherwise with respect to, shares of Common Stock received pursuant to the exercise of Options or the grant of Restricted Shares, shall be subject to the terms and conditions of the Plan and bear the same legend as the shares received pursuant to the exercise of Options or the grant of Restricted Shares.
     9.8 Market Stand-Off. Each Option Agreement and Restricted Stock Award shall provide that in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, including the Company’s initial public offering, the Participant shall agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, transfer the economic consequences of ownership or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Common Stock acquired pursuant to this Plan without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters (the “Market Stand-Off”). In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Common Stock acquired under this Plan until the end of the applicable stand-off period. If there is any change in the number of outstanding shares of Common Stock by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, dissolution or liquidation of the Company, any corporate separation or division (including, but not limited to, a split-up, a split-off or a spin-off), a merger or consolidation; a reverse merger or similar transaction, then any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Common Stock subject to the Market Stand-Off, or into which such Common Stock thereby become convertible, shall immediately be subject to the Market Stand-Off.
     9.9 Notices. Any notice required or permitted hereunder shall be sufficiently given only if delivered personally, sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company at its principal place of business or sent by a nationally recognized overnight delivery service, and to the Participant at the address on file with the Company at the time of grant hereunder, or to such other address as either party may hereafter designate in writing by notice similarly given by one party to the other.

     IN WITNESS WHEREOF, upon authorization of the Board of Directors and the stockholders of the Company entitled to vote, the undersigned has caused this Cinemark Holdings, Inc. 2006 Long Term Incentive Plan, to be executed effective on the 22nd day of December, 2006.

CINEMARK HOLDINGS, INC.
By:	/s/ Alan Stock
Alan W. Stock
Its Chief Executive Officer

Signature Page to Cinemark Holdings, Inc. 2006 LTIP

Addendum A
ADDENDUM A TO CINEMARK HOLDINGS, INC. 2006 LONG TERM INCENTIVE
PLAN FOR GRANTS MADE TO CALIFORNIA RESIDENTS
Securities sold and options granted in California to employees, directors, managers or consultants of Cinemark Holdings, Inc. or any of its Affiliates shall be subject to the following additional provisions, which shall be part of the Cinemark Holdings, Inc. 2006 Long Term Incentive Plan.
ARTICLE I.
EXERCISE AND PURCHASE PRICE
1.1	Exercise Price Restrictions Applicable to Non-Qualified Stock Options.
(a)	In the case of Non-Qualified Stock Options, the Exercise Price shall be determined in the sole discretion of the Administrator; provided, however, that the Exercise Price shall be no less than 100% of the Fair Market Value of the shares of Stock on the Date of Grant of the Non-Qualified Stock Option.

(b)	A Ten Percent Shareholder shall not be eligible for designation as an Optionholder, unless (i) the Exercise Price of a Non-Qualified Stock Option is at least 110% of the Fair Market Value of a Share on the Date of Grant.
1.2	Purchase Price Restrictions Applicable to Restricted Shares.
(a)	Each Award Agreement for Restricted Shares shall state the price at which the Stock subject to such Restricted Share Agreement may be purchased (the “Purchase Price”), which, with respect to Restricted Shares, shall be determined in the sole discretion of the Administrator; provided, however, that the Purchase Price shall be no less than 85% of the Fair Market Value of the shares of Common Stock on the Award date of the Restricted Stock subject to the Award Agreement.

(b)	A Ten Percent Shareholder shall not be eligible for An Award Agreement for Restricted Shares unless the Purchase Price (if any) is at least 100% of the Fair Market Value of a share of Common Stock.

(c)	At the discretion of the Administrator, Restricted Shares may be awarded under the Plan in consideration of services rendered to the Company, a parent or a Subsidiary prior to the Award.
1.3	Non-Applicability. The Exercise Price restrictions applicable to Non-Qualified Stock Options required by Section 1.1 hereof and the Purchase Price restrictions applicable to Restricted Shares required by Section 1.2 hereof shall be inoperative if (a) the shares of Stock to be issued upon payment of the Purchase Price have been registered under a then currently effective registration statement under applicable federal securities laws and the Company (i) is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or becomes an investment company registered or required to be registered under the Investment Company Act of 1940, and (ii) the Company’s Stock is listed or approved for listing upon notice of issuance on a national securities exchange or on the National Market System of the Nasdaq Stock Market (or any successor to that entity), if
California Addendum

Addendum A
the exchange or Nasdaq Stock Market (or its successor) has been certified by rule or order of the California Commissioner of Corporations; or (b) a determination is made by counsel for the Company that such Exercise Price restrictions are not required in the circumstances under applicable federal or state securities laws.
ARTICLE II.
EXERCISABILITY AND VESTING
2.1	Options. Each Stock Option Agreement shall specify the date when all or any installment of the Option becomes exercisable. Unless a determination is made by counsel for the Company that Section 25102(o) of the California Corporations Code no longer requires and another exemption from qualification under the California Corporations Code applies which does not require, an Option granted to an Optionholder who is not an officer of the Company, a Director or a Consultant shall become exercisable at least as rapidly as 20% per year over the five-year period commencing on the Date of Grant. Subject to the preceding sentence, the exercise provisions of any Stock Option Agreement shall be determined by the Administrator, in its sole discretion.
2.2	Restricted Shares. The Restricted Shares will be forfeited immediately upon termination of Participant’s employment with the Company or one of its Subsidiaries, unless otherwise expressly provided herein or in the Award Agreement pursuant to such Restricted Shares were granted. Unless a determination is made by counsel for the Company that Section 25102(o) of the California Corporations Code no longer requires and another exemption from qualification under the California Corporations Code applies which does not require, an Award of Restricted Shares granted to an employee who is not an officer of the Company, a Director, a manager or a Consultant shall provide that the risk of forfeiture and any right to repurchase unvested stock at less than Fair Market Value shall lapse at a rate of at least 20% per year over five years from the date the Award Agreement for Restricted Shares is granted. Subject to the preceding sentence, the vesting and forfeiture provisions of any Restricted Share Award Agreement shall be determined by the Administrator, in its sole discretion.
ARTICLE III.
TERM
3.1	Term of Option. Unless Optionholder’s Service with the Company, a parent, or Subsidiaries is terminated for Cause, in no event may the right to exercise any Option in the event of termination of Service (to the extent that the Optionholder is entitled to exercise on the date of termination of Service) be (i) less than six months from the date of termination if termination was caused by death or Disability and (ii) less than 30 days from the date of termination if termination was caused by other than death, Disability or Cause.
3.2	Limits on Post Termination Exercise. The provisions of Section 3.1 may not (i) allow any Option to be exercised after the expiration of ten years after the date the Option is granted or (ii) preclude a Ten Percent Shareholder from receiving an ISO satisfying the requirements of Section 422(c)(5) of the Code, including without limitation, that such ISO by its terms not be exercisable after the expiration of five years from the Date of Grant.
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Addendum A
ARTICLE IV.
REPURCHASE RIGHTS
4.1	Lapse of Repurchase Rights. For purposes of the Repurchase Right under Section 9.3 of the Plan upon termination of Service, the Repurchase Price shall be presumptively reasonable if:
(a)	In the case of vested Common Stock, it is not less than the Fair Market Value of the Common Stock to be repurchased on the date of termination of Service, and the Repurchase Right must be exercised for cash or cancellation of purchase money indebtedness for the Common Stock within 90 days of termination of Service (or in the case of Common Stock issued upon exercise of Options after the date of termination, within 90 days after the date of exercise), and the Repurchase Right terminates when the Company’s securities become publicly traded.

(b)	In the case of unvested Common Stock, it is at the lesser of the original purchase price or Fair Market Value, provided the Repurchase Right at the original purchase price lapses at the rate of at least 20% per year over five years from the date the Option Agreement or Award Agreement for Restricted Shares is granted (without respect to the date the Option or Award Agreement was exercised or became exercisable) and the Repurchase Right must be exercised for cash or cancellation of purchase money indebtedness for the Common Stock within 90 days of termination of Service (or in the case of Common Stock issued upon exercise of Options after the date of termination, within 90 days after the date of exercise).
4.2	Additional Restrictions Permitted. In addition to the restrictions set forth in clauses (a) and (b) of Section 4.1, the Common Stock held by an officer, a Director, a manager or a Consultant of the Company or an Affiliate may be subject to additional or greater restrictions.
ARTICLE V.
ADDITIONAL COMPLIANCE PROVISIONS
5.1	Voting Rights. Notwithstanding anything to the contrary in the Plan, Common Stock issued pursuant to the Plan shall carry equal voting rights on all matters where such vote is required by applicable law.
5.2	Financial Information. To the extent necessary to comply with California law, the Company each year shall furnish to Participants its balance sheet and income statement, unless such Participants are limited to key Employees whose duties with the Company assure them access to equivalent information.
California Addendum